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                                                                  EXHIBIT 23 (b)

                             CONSENT OF ATTORNEYS
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                       ROUTIER, MACKEY AND JOHNSON, P.C.
                                Attorneys at Law
                              1700 K. Street, N.W.
                                   Suite 1003
                     Washington, D.C. 20006  (202) 296-4852


                               September 26, 1994


                               CONSENT OF COUNSEL


     We hereby consent to the reference to this firm under the caption "Legal Matters" in the prospectus forming part of the Registration statement on Form S-1 to be filed with the Securities and Exchange Commission on or about September 27, 1994, for certain group and individual deferred annuity contracts to be issued by Northbrook Life Insurance Company.


                                       Routier, Mackey and Johnson, P.C.


                                       By: /s/ GREGOR B. MCCURDY
                                           --------------------------
                                               Gregor B. McCurdy